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                         FORM OF STOCK OPTION AGREEMENT

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                                                                   EXHIBIT 10.65

                             STOCK OPTION AGREEMENT
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     THIS STOCK OPTION AGREEMENT is made and entered into as of the date set forth on the attachment hereto, between WILMINGTON TRUST CORPORATION, a Delaware corporation (the "Corporation"), and the staff member whose name is set forth on the attachment hereto ("Staff Member").



                                   BACKGROUND
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     A. The Corporation has determined that its interests will be advanced by providing an incentive to the Staff Member to acquire a proprietary interest in the Corporation and, as a stockholder, to share in its success, with added incentive to work effectively for and in the Corporation's interests.

     B. Unless otherwise provided herein, capitalized terms used herein shall have the meanings given to them in the Corporation's 2005 Long-Term Incentive Plan (the "Plan").

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Grant. Subject to the provisions of the Plan, the Staff Member hereby is granted, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the "Option") to purchase up to the number of full shares of the Corporation's common stock set forth in the attachment hereto, which may be authorized but unissued shares or previously issued shares that the Corporation has re-acquired and holds in its treasury. The Option shall be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the number of shares so reflected on the attachment hereto and a non-statutory stock option with respect to the number of shares so reflected on the attachment hereto.

     2. Price. The purchase price of each of the shares described in Paragraph 1 above shall be set forth in the attachment hereto.

     3. When Exercisable. The Option may not be exercised prior to three years from the date hereof. Thereafter, and from time to time, the Staff Member may exercise the Option, in whole or in part, at any time within a period of ten years after the date set forth in the attachment hereto, subject to earlier termination as provided in Paragraph 6 below.

     4. How Exercisable. The Staff Member may exercise the Option by delivering written notice to the Corporation specifying the number of shares to be acquired. That notice shall be accompanied either by (a) a check in full payment of the


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Option price per share, (b) delivery of full shares of the Corporation's common stock duly owned by the Staff Member (and for which the Staff Member has good title, free and clear of any liens or encumbrances) in negotiable form and having a Market Value Per Share on the date of exercise equal to the Option price of the shares being acquired (which may include shares to be issued in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate), (c) any combination of cash and such shares equal in value to the exercise price, or (d) delivery of other consideration that the Committee deems appropriate (including payment in accordance with a cashless exercise program under which, if the Staff Member so instructs, shares may be issued directly to the Staff Member's broker or dealer upon receipt of the full exercise price from the broker or dealer). Until that payment, the Staff Member shall have no rights in the stock being acquired.

     The Staff Member acknowledges that all shares acquired by him or her pursuant hereto are and will be acquired for investment only and not for distribution. The Staff Member shall provide the Corporation with a written representation, signed by him or her, to that effect upon request.

     5. Transfer. The Option is not transferable by the Staff Member otherwise than by will or pursuant to the laws of descent and distribution or, in certain circumstances, pursuant to a qualified domestic relations order, as defined in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended.

     6. Termination of Option.

     a. If the Staff Member's employment is terminated for any reason other than retirement, death, or disability, whether by resignation or discharge, the Option shall be cancelled effective as of the date that employment is terminated.

     b. In the case of the Staff Member's death, the Option shall terminate in accordance with the terms and conditions of the Plan.

     c. If the Staff Member's employment terminates due to disability, the Option shall, at the Staff Member's election, vest immediately if not already vested, and shall be exercisable until the earlier of the expiration date of the Option or three years after the date of the disability. If the Staff Member has died before then, the Option shall be exercisable only by the person or persons to whom the Staff Member's rights under the Option passed under the Staff Member's will or by the laws of descent and distribution.

     d. If the Staff Member's employment terminates due to the Staff Member's retirement on the Staff Member's Normal Retirement Date or Other Retirement Date, the Option shall, if not already vested, vest pro rata determined by multiplying the number of shares subject to the Option by a fraction, the numerator of which is the number of full months between the Date of Grant to the date of termination of service and the denominator of which is 36. For example, if 100 options were awarded on February 1 and would by their terms vest in three years, and the Staff Member retires on December 5 of the first year, then 28 shares would vest automatically upon the Staff Member's retirement (100 shares times (10 full months of service divided by 36), or 27.8 rounded to the nearest whole share), and the Option for the remaining shares shall expire.

     e. In the event of a Change in Control, the Option shall, to the extent it is outstanding and unexercised, become exercisable in accordance with the terms and conditions of the Plan.



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     7. Plan Provisions Control Award Terms; Modifications. The Option is
granted pursuant and subject to the terms and conditions of the Plan, the provisions of which are incorporated by reference herein. If any provision hereof conflicts with any provision of the Plan as constituted on the Date of Grant, the terms of the Plan shall control. The Option shall not be modified after the Date of Grant except by written agreement between the Corporation and the Staff Member; provided, however, that such modification shall (a) not be inconsistent with the Plan and (b) be approved by the Committee.

     In all other respects, all questions relating to the validity, interpretation, construction, and enforcement hereof shall be governed by Delaware law.

     8. Taxes. The Corporation shall be entitled to withhold (or secure payment from the Staff Member in lieu of withholding) the amount of any withholding or other tax required to be withheld or paid by the Corporation by law with respect to any shares issuable hereunder, or upon a disqualifying disposition of shares received pursuant to the exercise of the portion of the Option, if any, which is an incentive stock option under Section 422 of the Code. The Corporation may defer issuance of shares upon the exercise of the Option unless the Corporation is indemnified to its satisfaction against any liability for any such tax. The amount of that withholding or tax payment shall be determined by the Committee or its delegate. The Staff Member may satisfy his or her tax withholding obligation by: (a) paying cash to the Corporation and/or (b) delivering to the Corporation a number of shares of the Corporation's stock or withholding from the Option, at the appropriate time, a number of shares, in either case sufficient, based upon the Market Value Per Share of those shares, to satisfy those tax withholding requirements. The Committee shall be authorized, in its sole discretion, to establish rules and procedures relating to any such withholding methods it deems necessary or appropriate (including, without limitation, rules and procedures relating to elections to have shares withheld upon exercise of the Option) to meet those withholding obligations.

     9. Continuation in Employment. Nothing herein shall be deemed to confer on the Staff Member any right to continue in the employ of the Corporation or any of its subsidiaries or to interfere in any way with the right of the Corporation or any of its subsidiaries to terminate his or her employment at any time.

     10. Notice of Disposition of Shares. The Staff Member agrees that, if he or she disposes of any shares acquired on the exercise of the Option (including a disposition by sale, exchange, gift, or other transfer of legal title) within 12 months after the date any portion thereof is exercised, the Staff Member shall notify the Corporation promptly.

     11. Counterparts. This Stock Option Agreement may be executed in one or more counterparts, and when the Corporation and the Staff Member have each executed at least one counterpart, this Stock Option Agreement shall be deemed valid and in full force and effect as of the date set forth on the attachment hereto.

     IN WITNESS WHEREOF, by the Corporation's execution hereof and the Staff Member's execution of the attachment hereto, the parties have executed and delivered this Stock Option Agreement as of the date first written on the attachment hereto.



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                                       WILMINGTON TRUST CORPORATION


                                       By:
                                             -----------------------------------
                                             Michael A. DiGregorio
                                             Senior Vice President and Secretary


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